Exhibit 99.1

Kodak Reports Second-Quarter 2022 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 9, 2022--Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2022, including consolidated revenues of $321 million and continued growth in key product KODAK SONORA Process Free Plates.

Second-quarter 2022 highlights include:

  Consolidated revenues of $321 million, compared with $291 million for Q2 2021
  GAAP net income of $20 million, compared with $16 million for Q2 2021
  Operational EBITDA of $11 million, compared with $10 million for Q2 2021
  A quarter-end cash balance of $289 million, compared with $362 million at the end of 2021

“Kodak delivered year-over-year growth in revenues and quarter-sequential growth in gross profit for the second quarter of 2022, despite ongoing inflationary and supply chain challenges,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We continue to invest in digital print technologies designed to help our customers mitigate cost and supply risks associated with traditional prepress. We have launched the KODAK PROSPER 7000 Turbo Press, the world’s fastest inkjet press, and the KODAK ASCEND Digital Press, the perfect solution for the growing retail/point of purchase and high-end packaging markets. We have also officially launched two products powered by our groundbreaking ULTRASTREAM inkjet technology: the KODAK PROSPER ULTRA 520 Press, which offers offset print quality in a smaller footprint, and the first flexible package printing system, the UTECO Sapphire EVO W Press. In addition, we continue to make significant investments in recently announced growth initiatives in our Advanced Materials & Chemicals business, expanding our pilot coating facility and taking a minority stake in Wildcat Discovery Technologies, Inc., a private technology company that uses proprietary methods to research and develop new battery materials and is developing a breakthrough EV ‘super cell’ battery technology. Looking forward, we’ll continue to focus on driving profitable revenue by concentrating on our core businesses and helping our customers build theirs.”

For the quarter ended June 30, 2022, revenues were $321 million, an improvement of $30 million compared to the same period in 2021. The Company had GAAP net income of $20 million for the quarter, compared to $16 million in the prior-year quarter. Operational EBITDA for the second quarter was $11 million, compared to $10 million in Q2 2021. Operational EBITDA was favorably impacted by the growth in revenue due to improved pricing and volume, partially offset by higher continued ongoing global cost increases.

On June 15, 2022, Kodak exercised its right to draw down in full an additional $50 million in aggregate principal pursuant to the Term Loan Credit Agreement and received net proceeds of $49 million. Kodak ended the second quarter with a cash balance of $289 million, a net decrease of $73 million from December 31, 2021. The decrease is primarily attributable to increases in working capital, the impact of higher costs and increased capital investment. In July 2022, Kodak invested $25 million of the proceeds received from the delayed draw term loans to acquire the minority stake in Wildcat.

“The use of cash in the second quarter primarily reflects higher inventory levels which strengthen our ability to serve our customers and support increased revenues. As planned, the Company also continues to invest in new product innovations and growth areas,” said David Bullwinkle, Kodak’s CFO. “Key metrics from the second quarter, such as increasing revenues and gross profit on both a year-over-year and quarter-sequential basis, reflect the successful ongoing execution of our long-term strategy.”

Revenue and Operational EBITDA by Reportable Segment Q2 2022 vs. Q2 2021

($ millions)

Q2 2022 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$194	$58	$61	$4	$317
Operational EBITDA *	$10	$(4)	$1	$4	$11

Q2 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$169	$62	$54	$3	$288
Operational EBITDA *	$6	$-	$1	$3	$10

Q2 2022 vs. Q2 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$25	$(4)	$7	$1	$29
Operational EBITDA *	$4	$(4)	$-	$1	$1

Q2 2022 Actuals on constant currency ** vs. Q2 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$40	$(1)	$8	$1	$48
Operational EBITDA *	$6	$(4)	$1	$1	$4

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended June 30, 2021, rather than the actual average exchange rates in effect for the three months ended June 30, 2022.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 31,000 patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-second approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2021 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic; the impact of the global economic environment or medical epidemics such as the COVID-19 pandemic, including the restrictions and other actions taken in response to the COVID-19 pandemic, and Kodak’s ability to effectively mitigate or recoup associated increased costs of materials, labor, shipping and operations; the impacts of the war in Ukraine and the international response thereto on Kodak’s business and operations, including the cost of and availability of aluminum and other raw materials and components, shipping costs, transit times and energy costs; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; and the potential impact of force majeure events, cyber-attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this second quarter 2022 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating income, net; interest expense; and other (income) charges, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended June 30, 2021, rather than the actual average exchange rates in effect for the three months ended June 30, 2022.

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended June 30, 2022 and 2021, respectively:

(in millions)
	Q2 2022	Q2 2021	$ Change
Net Income	$20	$16	$4
All other	(1)	(1)	-
Depreciation and amortization	7	8	(1)
Stock based compensation	1	1	-
Consulting and other costs (1)	3	4	(1)
Other operating income, net	-	(6)	6
Interest expense (2)	10	10	-
Pension income excluding service cost component (2)	(27)	(26)	(1)
Other (income) charges, net (2)	(1)	1	(2)
(Benefit) Provision for income taxes (2)	(1)	3	(4)
Operational EBITDA	$11	$10	$1
Impact of foreign exchange (3)	3		3
Operational EBITDA on a constant currency basis	$14	$10	$4
Footnote Explanations:
(1)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation
(2)	As reported in the Consolidated Statement of Operations.
(3)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended June 30, 2021, rather than the actual average exchange rates in effect for the three months ended June 30, 2022.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Sales	$266	$234	$500	$443
Services	55	57	111	113
Total revenues	321	291	611	556
Cost of revenues
Sales	234	204	454	389
Services	36	39	73	79
Total cost of revenues	270	243	527	468
Gross profit	51	48	84	88
Selling, general and administrative expenses	41	42	84	88
Research and development costs	9	8	18	16
Restructuring costs and other	—	—	—	1
Other operating income, net	—	(6)	—	(7)
Earnings (loss) from continuing operations before interest expense, pension income excluding service cost component, other (income) charges, net and income taxes	1	4	(18)	(10)
Interest expense	10	10	19	14
Pension income excluding service cost component	(27)	(26)	(57)	(51)
Other (income) charges, net	(1)	1	2	1
Earnings from continuing operations before income taxes	19	19	18	26
(Benefit) Provision for income taxes	(1)	3	1	4
Net income	$20	$16	$17	$22

The notes accompanying the financial statements contained in the Company’s second quarter 2022 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$289	$362
Trade receivables, net of allowances of $7 and $7, respectively	191	175
Inventories, net	262	219
Other current assets	44	49
Current assets held for sale	2	2
Total current assets	788	807
Property, plant and equipment, net of accumulated depreciation of $443 and $441, respectively	145	140
Goodwill	12	12
Intangible assets, net	32	34
Operating lease right-of-use assets	43	47
Restricted cash	57	54
Pension and other postretirement assets	1,181	1,022
Other long-term assets	51	55
TOTAL ASSETS	$2,309	$2,171

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$168	$153
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	12	13
Other current liabilities	137	142
Total current liabilities	318	309
Long-term debt, net of current portion	308	253
Pension and other postretirement liabilities	358	382
Operating leases, net of current portion	39	45
Other long-term liabilities	186	205
Total liabilities	1,209	1,194

Commitments and Contingencies (Note 7)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	199	196

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,164	1,166
Treasury stock, at cost	(10)	(10)
Accumulated deficit	(579)	(596)
Accumulated other comprehensive income	326	221
Total shareholders' equity	901	781
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,309	$2,171

The notes accompanying the financial statements contained in the Company’s second quarter 2022 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(in millions)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$17	$22
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	14	16
Pension income	(49)	(42)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	(1)	-
Non-cash changes in workers' compensation reserves	(8)	(3)
Stock based compensation	3	4
Increase in deferred taxes	(2)	-
(Increase) decrease in trade receivables	(26)	1
Increase in inventories	(54)	(30)
Increase in trade payables	17	27
Decrease in liabilities excluding borrowings and trade payables	(17)	(20)
Other items, net	3	4
Total adjustments	(120)	(43)
Net cash used in operating activities	(103)	(21)
Cash flows from investing activities:
Additions to properties	(9)	(5)
Net cash used in investing activities	(9)	(5)
Cash flows from financing activities:
Net proceeds from Term Loan Credit Agreement	49	215
Net proceeds from Convertible Notes	-	25
Net proceeds from Series C Preferred Stock	-	99
Proceeds from sale of common stock	-	10
Repurchase of Series A Preferred Stock	-	(100)
Debt issuance costs	-	(2)
Preferred stock cash dividend payments	(2)	(5)
Treasury stock purchases	-	(1)
Net cash provided by financing activities	47	241
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(70)	213
Cash, cash equivalents and restricted cash, beginning of period	423	256
Cash, cash equivalents and restricted cash, end of period	$353	$469

The notes accompanying the financial statements contained in the Company’s second quarter 2022 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com